Exhibit 99.2

2025 Year-End Resource Estimate - Grey Fox Project

+23% Indicated to 1.9 Million Gold Ounces; Inferred 436,000 Gold Ounces

Upcoming Prefeasibility Study in Q2 2026

TORONTO, January 20, 2026 – McEwen Inc. (NYSE/TSX: MUX) (“McEwen” or the “Company”) is pleased to report its Year-End 2025 Mineral Resource Estimate for the Grey Fox Project, part of the Fox Complex in Timmins, Ontario. The 2025 Mineral Resource Estimate at Grey Fox now totals 1.9 million Indicated gold ounces and 436,000 Inferred gold ounces (calculated using a US$3,000 per ounce gold price), with good potential to increase the size of the resource through: 1) The recently acquired adjacent Stroud Property that contains a historical resource (Fig. 1), 2) New drill results received after the resource estimate cut-off date and 3) Optimization of the mine and plant design. Grey Fox will be an important part of the Company’s goal of doubling production by 2030, as we continue the Fox Complex’s transition into a long-life mining operation.

Grey Fox was previously envisioned as an underground project. The Company is now balancing both underground and open pit mining methods for calculating the Mineral Resource Estimate, consistent with the phased development mine plan that will be contained in the upcoming Pre-Feasibility Study (PFS). The PFS is scheduled to be published in Q2 2026. This project approach will allow the Company to maximize long-term project value, while providing early access to high-return gold ounces through existing ramp and underground infrastructure (Fig. 2).

Highlights of the 2025 Grey Fox Resource

•	Indicated Resources: 1,892,000 gold ounces (19,474,000 tonnes @ 3.02 gpt gold)

•	Inferred Resources: 436,000 gold ounces (5,101,000 tonnes @ 2.66 gpt gold)

•	+23% increase in the Indicated Resource versus Year-End 2024

•	Recently acquired Stroud Property with historical resource estimate of approx. 270,000 gold ounces, to be validated and incorporated in future updates (see Stroud Project section below for more details on the historical resource)

•	New drill results received after resource cut-off, including 10.1 gpt gold over 5.8 meters

•	PFS to be released in Q2 2026. The study will look to accelerate underground mining using existing ramp and infrastructure, while maximizing the long-term value through the incorporation of open pit mining

•	Potential to further expand and optimize open pit resources with future land agreements

McEwen Inc.	Page 1

Early Underground Mining at Grey Fox

The team at McEwen has identified two areas at Grey Fox where underground mining could be accelerated: 1) Gibson Zone, located near existing underground infrastructure, and 2) Whiskey Jack, which contains higher-grade gold areas (Fig. 1 & 2).

Gibson Zone is near existing underground infrastructure, including a ramp and portal from surface and contains Indicated Resources of 393,000 gold ounces (4.5 million tonnes @ 2.72 gpt gold) and Inferred Resources of 297,000 gold ounces (3.6 million tonnes @ 2.59 gpt gold).

Whiskey Jack, while smaller, is the highest-grade zone at Grey Fox and contains Indicated Resources of 122,000 gold ounces (735,000 tonnes @ 5.16 gpt gold) and Inferred Resources of 5,000 gold ounces (27,000 tonnes @ 5.84 gpt gold).

Both zones present opportunities for accelerated mining and high returns on capital. The Company will be detailing these opportunities in its pending PFS.

Open Pit Mining at Grey Fox

The PFS will also consider open pit mining. Ahead of the release of this study, McEwen is reviewing several scenarios to develop a plan that balances production with initial capital requirements, long-term value maximization, along with scheduling and permitting. The 2025 Mineral Resource Estimate and pending PFS will only consider the open pit mineralization that can be accessed by limiting the pit size to the area contained within the Company’s mineral claims (Fig. 1). Should the Company be able to reach an agreement with the adjacent owner and layback the open pit, there is an opportunity for additional resources to be included in future updates.

Stroud Project – Adjacent to Grey Fox Resource

The Stroud Project adjoins Grey Fox to the south and was acquired by McEwen in 2024 (Fig. 1). The project contains a historical, unpublished resource estimate of approximately 270,000 gold ounces. This resource does not conform to NI 43-101 guidelines and should not be considered current. In 2025, the Company successfully completed over 6,000 meters of drilling at Stroud to verify the historical resource. The Company anticipates publishing a Mineral Resource Estimate for Stroud with the next resource update for the Fox Complex.

Recent Drill Results Demonstrate Potential to Further Grow Resource

Additional drill results, such as 10.1 gpt gold over 5.8 meters from drillhole 25GF-1597, 5.2 gpt gold over 5.4 meters from drillhole 25GF-1599 and 23.8 gpt gold over 1.6 meters from drillhole 25GF-1605 (news release dated September 2nd, 2025), which were received after the cut-off for the 2025 Mineral Resource Estimate, highlight the potential to grow the resource with additional drilling. The Company is budgeting $5 to $10 million for drilling at Grey Fox in 2026.

McEwen Inc.	Page 2

Fig. 1 Plan View Geology Map for the Fox Complex Eastern Properties, Which Includes Grey Fox

Table 1. 2025 Mineral Resource Estimate for the Grey Fox Deposit (Variable Cut-off Grades)

Classification	Quantity ('000 t)	Gold Grade (g/t)	Contained Gold (oz)
Open Pit (OP): Cut-off Grade 0.4 g/t Au
Indicated	4,932	2.55	404,000
Inferred	243	2.75	22,000

Underground (UG): Cut-off Grade 1.35 g/t Au
Indicated	14,541	3.18	1,487,000
Inferred	4,858	2.65	415,000

Total OP + UG
Indicated	19,474	3.02	1,892,000
Inferred	5,101	2.66	436,000

•	Effective date of the Mineral Resource estimate is 11 July 2025. The QP for the estimate is Mr. Carson Cybolsky, P.Geo., an employee of McEwen Inc.

•	Mineral Resources are reported using the 2014 CIM Definition Standards. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability

•	Reasonable Prospects for Eventual Economic Extraction (RPEEE) were demonstrated using an optimized resource pit shell for the open pit portion and MSO stope shapes for the underground portion.

McEwen Inc.	Page 3

•	Mineral Resources are reported above economic cut-off grades of 0.4 g/t gold for the open-pit portion and 1.35 g/t gold for the assumed underground extraction methods and based on mining costs of $3.38/t (OP) and $67.72/t (UG), process cost of $30.77/t, G&A cost of $16.60/t, metallurgical recovery of 90%, variable royalty NSRs, dilution of 15% (UG) and 8% (OP) and a gold price of US$3,000/oz.

•	Figures may not sum due to rounding.

Fig. 2 Open Pit (Grey) and Underground Resources (Red), Including Historical Portal and Ramp (Blue)

N
Whiskey Jack
5373000 N
552000 E
Grey Fox South
Gibson
Contact
147NE
147
Historical
Gibson Ramp
200m
5372000 N
McEWEN INC.
NYSE MUX TSX
Planned Shapes
Underground Resource Mine Shapes
Optimized Resource Pit Shell
OPEN PIT GRADE
0 - 0.5 g/t
0.5 - 2.0 g/t
2.0 - 3.0 g/t
3.0 - 4.0 g/t
4.0 - 5.0 g/t
5.0 - 8.0 g/t
8.0 - 10.0 g/t
> 10.0 g/t

Table 2. Grey Fox Resources: 2022 PEA, 2024 & 2025 Resource Comparison

Resource Classification	Quantity (‘000 t)				Grade (gpt Au)				Contained Gold (‘000 oz)
	2022 PEA	2024 YE	2025 YE	2025 vs 2024 % Change	2022 PEA	2024 YE	2025 YE	2025 vs 2024 % Change	2022 PEA	2024 YE	2025 YE	2025 vs 2024 % Change
Indicated	7,566	13,135	19,474	+48%	4.80	3.64	3.02	-17%	1,168	1,538	1,892	+23%
Inferred	1,685	4,319	5,101	+18%	4.35	3.30	2.66	-19%	236	458	436	-5%

McEwen Inc.	Page 4

Grey Fox is comprised of six gold zones (Gibson, Whiskey Jack, Contact, 147, 147 NE & Grey Fox South), ranging from approximately 25 meters to 800 meters below surface (see also the press release dated February 3rd, 2025). The decrease in resource grade reflects the lower cut-off due to higher gold prices and the incorporation of open pit mining. The slight decrease in Inferred resource ounces is the result of conversion to the Indicated category. Since the 2024 Mineral Resource Estimate(1) McEwen has completed over 64,000 meters of additional drilling.

(1): For reference, the resource estimates cited in this press release were published as follows:

•	2017 Fox Complex Acquisition: “NI 43-101 Technical Report for the Black Fox Complex, Canada.” - April 6, 2018

•	2022 PEA: “NI 43-101 Technical Report on the Preliminary Economic Assessment of the Fox Complex, Ontario, Canada” - January 26, 2022

•	2024 Resource: Company 10-K 2024 Report - March 18, 2025

•	2025 Resource: this press release - January 20, 2026

Technical Information

Technical information pertaining to the Fox Complex exploration contained in this news release has been prepared under the supervision of Sean Farrell, P.Geo., Exploration Manager for McEwen Ontario, who is a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Technical information related to resource estimates in this news release has been reviewed and approved by Luke Willis, P.Geo., McEwen’s Director of Resource Modelling, who is a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Technical information related to mine planning and engineering in this news release has been reviewed and approved by Kevin Bromfield, P.Eng., McEwen’s Project Director for Grey Fox, who is a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

ABOUT MCEWEN

McEwen shares trade on both the NYSE and TSX under the ticker MUX.

McEwen provides its shareholders with exposure to a growing base of gold and silver production in addition to a very large copper development project, all in the Americas. The gold and silver mines are in prolific mineral-rich regions of the world, the Cortez Trend in Nevada, USA, the Timmins district of Ontario, Flin Flon in Manitoba and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also reactivating its gold-silver El Gallo Mine in Mexico.

The Company has a 46.4% interest in McEwen Copper, which owns the large, long-life, advanced-stage Los Azules copper development project in San Juan province, Argentina – a region that hosts some of the country’s largest copper deposits. According to the last financing for McEwen Copper, the implied value of McEwen’s ownership interest is US$456 million.

McEwen Inc.	Page 5

The Los Azules copper project is designed to be one of the world’s first regenerative copper mines and carbon neutral by 2038. Its Feasibility Study results were announced in the press release dated October 7, 2025.

McEwen also recently purchased 27.3% of Paragon Advanced Labs Inc., a newly listed public company that is deploying PhotonAssay™ units around the world, a technology that the Company believes is poised to become the new industry standard for assaying precious and base metals, with Paragon aiming to be one of the leading service providers.

Chairman and Chief Owner Rob McEwen has invested over US$200 million personally and takes a salary of $1 per year, aligning his interests with shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and a winner of the EY Entrepreneur of the Year (Energy) award. His objective is to build MUX’s profitability, share value and eventually implement a dividend policy, as he did while building Goldcorp Inc.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, are as at the date of this news release, and are McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen.

McEwen Inc.	Page 6

Want News Fast?

Subscribe to our email list by clicking here:
https://www.mcewenmining.com/contact-us/#section=followUs

and receive news as it happens!!

WEB SITE	SOCIAL MEDIA
www.mcewenmining.com	McEwen	Facebook:	facebook.com/mceweninc
		LinkedIn:	linkedin.com/company/mceweninc
CONTACT INFORMATION		X:	X.com/mceweninc
150 King Street West		Instagram:	instagram.com/mceweninc
Suite 2800, PO Box 24
Toronto, ON, Canada	McEwen Copper	Facebook:	facebook.com/ mcewencopper
M5H 1J9		LinkedIn:	linkedin.com/company/mcewencopper
		X:	X.com/mcewencopper
Relationship with Investors:		Instagram:	instagram.com/mcewencopper
(866)-441-0690 - Toll free line
(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
Mihaela Iancu ext. 320		LinkedIn:	linkedin.com/in/robert-mcewen-646ab24
info@mcewenmining.com		X:	X.com/robmcewenmux

McEwen Inc.	Page 7